UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2018 (March 18, 2018)

AERKOMM INC.
(Exact name of registrant as specified in its charter)

Nevada	333-192093	46-3424568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

923 Incline Way #39, Incline Village, NV 89451
(Address of principal executive offices)

(877) 742-3094
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 18, 2018, the Board of Directors of Aerkomm Inc. (the “Company”) changed the fiscal year end of the Company from December 31 to March 31. The Company will file a transition report on Form 10-KT to cover the transition period from January 1, 2018 to March 31, 2018.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 30, 2018, the written shareholder consent approving the Company’s 2017 Equity Incentive Plan (the “Plan”) was completed. The holders of 25,439,962 shares of the Company’s outstanding Common Stock, constituting approximately 61.4% of the total issued and outstanding voting capital stock of the Company as of the record date, March 28, 2018, signed the consent approving the Plan. Such approval and consent constitute the approval and consent of a majority of the total number of shares of the Company’s outstanding Common Stock and is sufficient under Section 78.320 of the Nevada Revised Statutes, the Company’s Restated Articles of Incorporation and the Company’s Bylaws to approve the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2018	AERKOMM INC.

/s/ Y. Tristan Kuo
Name: Y. Tristan Kuo
Title: Chief Financial Officer

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